Exhibit 2.7

SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 3rd day of February, 2017, by and between JANAF SHOPPING CENTER, LLC, a Delaware limited liability company (“JSC”), JANAF SHOPS, LLC, a Virginia limited liability company (“Shops”), JANAF HQ, LLC, a Virginia limited liability company (“JHQ”) and JANAF CROSSINGS, LLC, a Virginia limited liability company (“Crossings”) (collectively and each individually, “Seller”), and WHLR-JANAF, LLC, a Delaware limited liability company, or assigns (the “Purchaser”).
RECITALS
R-1.    Seller and Purchaser are parties to a certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of November 3, 2016, relating to certain Property located in the City of Norfolk, Virginia, more particularly described in the Purchase Agreement.
R-2.    This Purchase Agreement has been amended by a certain First Amendment to Purchase and Sale Agreement dated December 2, 2016 (the “First Amendment”), a certain Second Amendment to Purchase and Sale Agreement dated January 6, 2017 (the “Second Amendment”), a certain Third Amendment to Purchase and Sale Agreement dated January 9, 2017 (the “Third Amendment”), a certain Fourth Amendment to Purchase and Sale Agreement dated January 11, 2017 (the “Fourth Amendment”), and a certain Fifth Amendment to Purchase and Sale Agreement dated January 13th, 2017 (the “Fifth Amendment”).
R-3.    Seller and Purchaser desire to further amend the Purchase Agreement.
AMENDMENT
NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.The Purchase Agreement is hereby amended as follows:
(a) Review Period. The definition of “Review Period”, as initially stated on page 2 of the Purchase Agreement and as modified by the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, is hereby deleted in its entirety and restated as follows:
“Review Period” shall mean the period commencing on the Effective Date and ending at 5:00 p.m. (Norfolk, Virginia time) on March 6, 2017.
(b) Earnest Money. The Purchase Agreement is hereby amended to provide that the Escrow Agent is directed to disburse Two Hundred and Fifty Thousand Dollars ($250,000) of the Earnest Money (the

“Second Released Amount”) to Seller promptly after the execution of this Amendment. Purchaser shall receive a credit against the Purchase Price in the amount of the Second Released Amount at the Closing. If Purchaser is for any reason entitled to a refund of the Earnest Money pursuant to the Purchase Agreement, then Seller shall be obligated to promptly refund the Second Released Amount (as well as the Released Amount) to Purchaser without deduction; however, if Purchaser is entitled to a refund of the Earnest Money as the result of a termination of the Purchase Agreement pursuant to Paragraph 4 (Review Period; Inspection) thereof, Purchaser shall only be entitled to a refund of that portion of the Earnest Money then held by the Escrow Agent and shall not be entitled to receive a refund of the Released Amount or the Second Released Amount. McKinley Inc., a Michigan corporation (“Inc.”), joins in the execution of this Amendment to unconditionally guaranty (a guaranty of payment and not of collection) Seller’s obligation to refund the Released Amount and the Second Released Amount to Purchaser if such obligation arises pursuant to the Purchase Agreement.

2.Miscellaneous. Except as expressly amended in this Amendment, the Purchase Agreement shall remain in full force and effect. All capitalized terms not defined in this Amendment shall have the same definition and meaning as set forth in the Purchase Agreement. In the event of a conflict between the terms, conditions and provisions of the Purchase Agreement and those of this Amendment, the terms, conditions and provisions of this Amendment shall prevail.

3.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and/or with counterpart signature pages, all of which shall be treated collectively as representing the single execution of this Amendment. This Amendment may also be executed through facsimile/electronic signatures, which shall have the same binding effect on the parties as original signatures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to Purchase and Sale Agreement.

PURCHASER:

WHLR-JANAF, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its General Partner

By:    /s/ Jon S. Wheeler
Jon S. Wheeler, Chief Executive Officer

SELLER:

JANAF SHOPPING CENTER, LLC,
a Delaware limited liability company

By:     Janaf Shopping Center Mezz LLC,

a Michigan limited liability company,
its Sole Member

By:	GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF SHOPS, LLC,
a Delaware limited liability company

By:     Janaf Associates Mezz LLC,
a Michigan limited liability company,
its Sole Member

By:	GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF CROSSINGS, LLC,
a Virginia limited liability company

By:    Janaf Crossings Manager LLC
a Virginia limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

JANAF HQ, LLC,
a Virginia limited liability company

By:     GPR McKinley Manager LLC,
a Michigan limited liability company,
its Manager

By:	/s/ Albert M. Berriz
Albert M. Berriz, Manager

The undersigned joins in the execution of this Amendment solely for the purpose described in Paragraph 1(b) above.

MCKINLEY, INC.

By: /s/ Albert M. Berriz
Albert M. Berriz, President and CEO

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